Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated December 30, 2022, except for Note 7 which is dated March 9, 2023 with respect to the audited financial statements of Jupiter Wellness Acquisition Corp. (the “Company”) for the year ended September 30, 2022 and for the period from September 14, 2021 (inception) to September 30, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 9, 2023